                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO"), of our reports dated February 14, 1997 with respect to the audits of the following entities for the period from January 2, 1996 (date of formation) to December 31, 1996:



NHP Chaparral Associates, L.P.
NHP Country Club Woods Associates, L.P.
NHP Country Club Woods, L.P.
NHP Greenbriar Associates, L.P.
NHP Greenbriar, L.P.
NHP Hessian Hills, L.P.
NHP High River, L.P.
NHP Spring Lake Manor Associates, L.P.
NHP Spring Lake Manor, L.P.
NHP Three Chopt West Associates, L.P.
NHP Town & Country/Country Place Associates, L.P.
NHP Town & Country/Country Place, L.P.
NHP Townhouse Associates, L.P.
NHP Townhouse, L.P.
NHP Twin Gates East, L.P.
NHP Will-O-Wisp Arms, L.P.


We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.


                                                /s/  Wallace Sanders & Company

                                                     WALLACE SANDERS & COMPANY



Dallas, Texas
September 2, 1997